WOODLAND HILLS PARTNERS, INC.
                            C/O The Balcor Company
                         Bannockburn Lake Office Plaza
                              2355 Waukegan Road
                                  Suite A200
                          Bannockburn, Illinois 60015

                               September 9, 1996


VIA FACSIMILE

TGM Realty Corp. #5
c/o TGM Associates L.P.
650 Fifth Avenue
New York, New York 10019
Attention:  Mr. Thomas Gochberg

     Re:  Woodland Hills

Dear Mr. Gochberg:

     In connection with the above-captioned matter, and as a credit for deferred maintenance, this letter will confirm that the Purchaser will receive a credit, against the purchase price at closing, in the amount of $62,500.00.

                         Very truly yours,

                         WOODLAND HILLS PARTNERS LIMITED
                         PARTNERSHIP, an Illinois limited partnership

                         By:  Woodland Hills Partners, Inc., an
                              Illinois corporation, its general partner


                         By:  /s/James E. Mendelson
                         Name:   James E. Mendelson
                         Its:    Authorized Rep.



cc:  Mr. Al Lieberman
     Andrew D. Small, Esq.
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